UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 16, 2005

Commission file number 1-8198
HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(IRS Employer Identification Number)

2700 Sanders Road, Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)
(847) 564-5000
Registrant’s telephone number, including area code
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

      Attached hereto as Exhibit 99 is a slide presentation made available to the public in a webcast presentation on May 16, 2005. The Appendix to the slides contains information that reconciles certain non-US GAAP information displayed in the webcast to US GAAP. The Appendix was not displayed as part of the webcast.
      The presentation includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HSBC Finance Corporation, HSBC USA Inc. and HSBC Holdings plc, or their subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available on the date they are made, and therefore they express HSBC’s current views and current assumptions that may change. For a list of important factors that could affect actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K, please see the HSBC Holdings plc Annual Report, the HSBC USA Inc. Annual Report on Form 10-K for the year ended December 31, 2004 and the HSBC Finance Corporation Annual Report on Form 10-K for the year ended December 31, 2004. The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial statements of businesses acquired.
           Not applicable.
      (b) Pro forma financial information.
           Not applicable.
      (c) Exhibits.

No.	Exhibit

99	Presentation materials.

Signature

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION
(Registrant)

By:	/s/ Patrick D. Schwartz

Patrick D. Schwartz
Vice President-Deputy General
Counsel-Corporate
Dated: May 16, 2005